UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2012

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 26, 2012, Chemtura Corporation entered into a Business Transfer Agreement (“BTA”) with Solaris ChemTech Industries Limited (“Solaris ChemTech”), an Indian Company, and Avantha Holdings Limited, an Indian Company and the parent company of Solaris ChemTech (collectively, “Solaris”). As provided in the BTA, Chemtura Corporation or its affiliates (collectively, “Chemtura” or the “Company”) have agreed to purchase from Solaris certain assets used in the manufacture and distribution of bromine and bromine chemicals for cash consideration of $142 million and the assumption of certain liabilities. The purchase price is subject to a post-closing net working capital adjustment. The acquisition is subject to usual and customary closing conditions.

Solaris is the largest manufacturer of bromine and bromine derivatives in India. This acquisitions is expected to:

•	Further strengthen Chemtura’s position in bromine, providing customers with increased security of supply through further diversification of its bromine supply sources, initially increasing Chemtura’s bromine and bromine derivative capacity by 10-15%

•	Add an established bromine and derivative position in India that today serves agrochemical, pharmaceutical, flame retardant and other applications

•	Provide significant opportunities to improve productivity and efficiency through the combination of Chemtura’s and Solaris ChemTech’s technology to create significant value

•	Give access to substantial brine reserves to fuel Chemtura’s future global growth through increased access to a scarce natural resource

•	Affirm Chemtura’s commitment to the Asia Pacific region and objective of growth from faster growing regions

•	Strengthen Chemtura’s foundation for expansion by Chemtura businesses in the region

•	Fit well with Chemtura’s overall strategic focus on serving the transportation, energy, electronics and agriculture markets

The acquisition is expected to close by the end of 2012 and 2013 will be a year of integration and laying the foundations for growth. Thereafter, the Indian bromine and bromine operations are expected to contribute to the continued growth and profitability of Chemtura’s Industrial Engineered Products segment.

On September 26, 2012, Chemtura issued a press release announcing the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “potential,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

▪	Our ability to implement our growth strategies in rapidly growing markets;
▪	Our ability to successfully integrate acquisitions into our business; and
▪	Other risks and uncertainties described in our filings with the Securities and Exchange Commission, including Item 1A, Risk factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this report was filed. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release issued by Chemtura, dated September 26, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Title:	Billie S. Flaherty
Name:	SVP, General Counsel & Secretary

Date:	September 26, 2012

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release issued by Chemtura, dated September 26, 2012